Exhibit 99.1

2012 First Quarter Financial Results May 4, 2012 NYSE: CF

All statements in this presentation, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from our expectations include, among others: the volatility of natural gas prices in North America; the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the markets in which we operate; conditions in the U.S. agricultural industry; reliance on third party providers of transportation services and equipment; our ability to implement a new enterprise resource planning system and complete other system integration activities; weather conditions; risks associated with expansion of our business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements; future regulatory restrictions and requirements related to greenhouse gas emissions and climate change; the seasonality of the fertilizer business; the impact of changing market conditions on our forward sales programs; risks involving derivatives and the effectiveness of our risk measurement and hedging activities; the significant risks and hazards involved in producing and handling our products against which we may not be fully insured; our reliance on a limited number of key facilities; risks associated with joint ventures; acts of terrorism and regulations to combat terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; risks associated with international operations; losses on our investments in securities; deterioration of global market and economic conditions; our ability to manage our indebtedness; and loss of key members of management and professional staff. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CF Industries Web site. Forward-looking statements are given only as of the date of this presentation and we disclaim any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Safe Harbor Statement

Financial Highlights In millions, except percentages and EPS 2012 Q1 2011 Q1 Net sales $ 1,528 $ 1,174 Gross margin 712 525 - As percent of sales 47% 45% EBITDA(1) $ 702 $ 585 Net earnings attributable to common stockholders 368 282 Earnings per diluted share 5.54 3.91 Cash flow provided by operations 603 671 (1) See slide 7 for reconciliation 3

Profit and Cash Flow 2006 2007 2008 2009 2010 2011 2012 Earnings per Share Operating Cash Flow (millions) 4 First Quarter Record EPS

Nitrogen Segment Results Graph source: Green Markets In millions, except as noted 2012 Q1 H/(L) 2011 Q1 H/(L) 2011 Q4 Sales $ 1,272 $ 346 $ (191) Gross margin 662 220 (124) - Percent 52% 4 pts (2) pts Volume (000 st) 3,201 360 (143) Average selling prices ($/st) - Ammonia $ 598 $ 104 $ (35) - Urea 461 90 (4) - UAN 302 25 (52) - AN 259 8 1 Gas cost $/MMBtu $ 3.48 $ (0.84) $ (0.58) Ammonia Urea UAN-32 Mid-Corn Belt Prices 5 $/st 2009 2010 2011 2012

Graph source: Green Markets In millions, except as noted 2012 Q1 H/(L) 2011 Q1 H/(L) 2011 Q4 Sales $ 256 $ 8 $ 1 Gross margin 50 (33) (29) - Percent 19% (14) pts (12) pts Volume (000 st) 516 76 77 - DAP 424 93 57 - MAP 92 (17) 20 - Domestic 325 (69) 85 - Export 191 145 (8) Average selling prices ($/st) - DAP $ 494 $ (68) $ (82) - MAP 506 (63) (98) DAP Central Florida Price Phosphate Segment Results 2009 2010 2011 2012 6 $/st

EBITDA and Selected Items (in millions) Quarter ended March 31, 2012 2011 Net earnings attributable to common stockholders $ 368.4 $ 282.0 Interest expense (income) – net 30.5 51.8 Income taxes 207.0 159.1 Depreciation, depletion and amortization 103.1 118.5 Less: Other adjustments(1) (7.5) (26.3) EBITDA(2) $ 701.5 $ 585.1 Memo: Selected items included above Unrealized mark-to-market losses (gains) $ 55.9 $ (0.7) (Gain) on sale of warehouses - (32.5) Restructuring and integration costs - 2.1 Total $ 55.9 $ (31.1) (1) Includes amortization of deferred loan fees and depreciation in noncontrolling interest. (2) EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation, depletion and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. 7

First Quarter Accomplishments Delivered strong earnings and cash flow First quarter record sales, EBITDA, net earnings and EPS Achieved outstanding sales and production volumes First quarter record ammonia and urea sales volume All-time record urea production volume N.A. nitrogen plants at full aggregate ammonia production Completed Plant City, FL turnaround Achieved major safety milestones Plants: Eleven safe years at Courtright, ON; three safe years at Port Neal, IA; one safe year at Plant City, FL 8

Outlook/Summary High crop prices and projected farm profitability support strong plantings U.S.D.A. Prospective Plantings of 95.9 million corn acres Record level of nitrogen demand expected A moderate-sized order book Ability to benefit from 2Q prices Expected strong phosphate demand Low natural gas cost environment projected to continue 9